                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Centura Software Corporation of our report dated January 7, 1997 relating to the financial statements of InfoSpinner, Inc., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Information".

/s/ Price Waterhouse LLP
Price Waterhouse LLP

San Jose, California
January 27, 1997